                     [FIRESTONE COMMUNICATIONS LETTERHEAD]

July 14, 2006

Mr. David M. Cornell II
Chief Operating Officer
USFR Media Group
777 Post Oak Blvd., Suite 610
Houston, TX 77056

Dear Dave,

In accordance with our telephone conversation, I have outlined the terms of our agreement to enter into an additional short-term renewal of our existing
Agreement for network origination, uplink, transponder services and rental space. Therefore, effective immediately we agree to extend our present Agreement under the existing terms of the Agreement with no modifications except to extend the term of the Agreement and any other modifications agreed to in that certain
Agreement extension dated July 12, 2005. All other terms and conditions of the existing Agreement dated April 17, 2003 shall not be affected and shall continue in full force as defined in the existing Agreement.

     1)   The term of the Agreement shall be extended until December 31, 2006 with no increase in the monthly fees. The Monthly cost will remain
          ________ per month.

     2)   America One agrees to provide FCI with written notice of its intent to not renew the existing Agreement or to enter into another extension by no later than December 1, 2006.

AGREED BY:                              AGREED BY:

/s/ Leonard Firestone                   /s/ David Cornell II
------------------------------          ------------------------------
FIRESTONE COMMUNICATIONS, INC.          U.S.F.R. MEDIA GROUP
Leonard Firestone                       David Cornell II
CEO  Date: 7/28/06                      President  Date: 7/28/06
          ---------                                     ---------

             6125 Airport Freeway, Suite 200, Fort Worth, TX 76117
                       PH: 817-222-1234 FAX 817-222-9809
--------------------------------------------------------------------------------

                     [FIRESTONE COMMUNICATIONS LETTERHEAD]

   MICHAEL G. FLETCHER
   President

February 21, 2006

Mr. David M. Cornell II
Chief Operating Officer
USFR Media Group
777 Post Oak Blvd.
Suite 610
Houston, TX 77056

Dear Dave,

Thank you for your time on the telephone last Friday. In accordance with our telephone conversation I have outlined the terms of our agreement to enter into a short-term renewal of our existing Agreement for network origination, uplink, transponder services and rental space. Therefore, effective immediately we agree to extend our present Agreement under the existing terms of the Agreement with no modifications except to extend the term of the Agreement and any other changes modifications agreed to in that certain Agreement extension dated July
12, 2005. All other terms and conditions of the existing Agreement, dated April
17, 2003, shall not be affected and shall continue in full force as defined in the existing Agreement.

     1)   The term of the Agreement shall be extended until June 30, 2006 with no increase in the monthly fees. The monthly cost will remain
          ________ per month.

     2)   America One agrees to provide FCI with written notice of its intent to not renew the existing Agreement or to enter into another extension by no later than June 1, 2006.

AGREED BY:                              AGREED BY:

/s/ Michael G. Fletcher                 /s/ David M. Cornell II
------------------------------          ------------------------------
FIRESTONE COMMUNICATIONS, INC.          U.S.F.R. MEDIA GROUP
MICHAEL G. FLETCHER                     DAVID M. CORNELL II
PRESIDENT  DATE: 2-21-06                PRESIDENT  DATE: 2/23/06
                ---------                                     ---------

--------------------------------------------------------------------------------
                   6125 Airport Freeway o Fort Worth, TX 76117
                     o Main: 817-222-1234 o FAX 817-222-0613
--------------------------------------------------------------------------------

                       FIRESTONE COMMUNICATIONS, INC. AND
                         VOTH NETWORK SERVICE AGREEMENT

     This "Service Agreement" between VOTH NETWORK, INC., a Texas corporation
("VOTH") and FIRESTONE COMMUNICATIONS, INC., a Delaware corporation ("FCI") is effective as of the date signed by VOTH and FCI, "The Parties", below (Effective
Date.).

1. SERIVCE PROVIDED

     During the Service Term (as described hereto), FCI will provide to VOTH (i)
a full time digitally compressed channel on its Transponder Protected With
Special Preemptible Provision Service, (ii) a full time C-band digital
(video/two audio, including audio subcarriers, if available) uplink system from
FCI's Forth Worth location to uplink VOTH's programming to the satellite space described herein and (iii) master control services to play VOTH's programming into the digital uplink system described herein, and to insert taped programs into the playing equipment or to load onto the server on a 24 hours per day, 7 days per week basis (collectively, the "Service"). The Transporder and technical performance criteria are more fully described in that certain Satellite
Transponder Service Agreement dated ______, between ____________ and FCI (the
"________________ Agreement") and this Service Agreement is subject to the terms and conditions of the __________ Agreement. FCI may elect to provide service on a different satellite transponder as mutually agreeable to the parties. Prior to commencing use of the Service, VOTH shall, at its expense, provide FCI with any unscrambling devices that may be required for signal monitoring.

     Additionally, during the Service Term (as described hereto), FCI will provide, as part of the Service Agreement, office space for a maximum of 15 VOTH employees in areas and sizes pursuant to the terms of a lease agreement dated of even date herewith. The initial location of VOTH employees, is designated in
Attachment A. VOTH will furnish all necessary office furniture and equipment to conduct their business and shall pay all out-of-pocket costs and expenses (e.g., long distance telephone service, copies, etc.) incurred by such VOTH employees.

2. EQUIPMENT

     VOTH agrees to purchase and install, at its cost, all necessary equipment dedicated specifically for the VOTH uplink described in Section 1 above. This equipment will include but is not limited to a PowerVu Encoder, Multiplexer,
Modulator, hardware and connectors, and appropriate redundancy therefore
(collectively, the "VOTH Equipment"). All VOTH Equipment shall remain the property of VOTH but shall be utilized by FCI for the VOTH uplink described in
Section I above. All costs, fees, expenses and charges incurred in connection with the maintenance and repair of the VOTH Equipment shall be the sole responsibility of VOTH. All costs, fees, expenses and charges incurred in connection with the maintenance and repair of non VOTH Equipment and VOTH equipment being utilized exclusively by FCI, shall be the sole responsibility of
FCI.

     FCI will have a "first right of refusal" to purchase any VOTH Equipment that VOTH decides to sell or trade. The sales price for any such equipment will be determined by taking the average price from at least two independent suppliers of comparable equipment based upon written quotations from each supplier and averaging the quotations of the two. In the event no market value exists for said equipment, VOTH will assign a fair sales price. If for any reason FCI is using equipment belonging to VOTH and VOTH elects to remove it from the FCI premises, VOTH shall provide at least 30 days written notice.

     VOTH, at its expense, will furnish adequate insurance for the VOTH
Equipment, employees, and property that will be located at the FCI facility.

     FCI shall provide all necessary equipment for the VOTH uplink, except the
VOTH Equipment and any other equipment listed on Attachment B.

     Lease Agreement will detail the insurance obligations of both FCI and VOTH.

3. TERM

     The term of this Service Agreement (the "Service Term") will commence on
June 01, 2003 and shall be in effect for a period of 14 months lasting until
August 31, 2004 ("Initial Term"), unless earlier terminated as provided herein.
This Service Agreement shall automatically renew for an additional term of twelve months upon the expiration of the Initial Term or any renewal term unless either party provides to the other party sixty days prior written notice of their intent to not renew the Service Agreement. The second term period will renew with the same terms contained herein except for additional payment terms stated below in Section 5 Payment.

4. NOTICES

     All notices requiring immediate attention may be given by telephone followed by written notification. All other notices and requests will be in writing delivered to the address set forth below or to such other address as the party may designate.

If to VOTH:                             If to FCI:

VOTH Network, Inc.                      Firestone Communications, Inc.
Attention: David Cornel                 Attention: Michael Fletcher
777 Post Oak                            6125 Airport Freeway #200
Blvd. Suite 800 Houston TX, 77056       Fort Worth, TX 76117
Telephone: 713 403 6900                 Telephone: 817 222 1234
Fax: 713 621 5959                       Fax: 817 222 0613

                                        2

5. PAYMENT

     VOTH shall pay to FCI a monthly recurring service charge of _______ per month during the Service Term. Payment shall be due on the last day of each month in advance of the following month, thereafter.

     VOTH shall pay to FCI an initial payment in the amount of ________ as a transmission deposit that shall be due on May 15, 2003. Said payment shall be applied to the final month of the final term period of Service Agreement.

     VOTH shall pay the first monthly service fee of _________ for the first month of the Service Term, June 2003, no later than May 31, 2003.

     Upon the automatic renewal of the Service Agreement, as stated in Section
3, at the end of the Initial Term of the Service Agreement the monthly recurring service charge will be increased to __________ for the duration of the Service
Agreement.

     All charges hereunder are exclusive of taxes, duties and other fees or charges levied by any governmental authority on the Service or the facilities used to provide the Service. VOTH will pay directly or reimburse FCI for all such taxes, duties and other fees or charges that may be levied against FCI.
Notwithstanding the foregoing, real, income and personal property taxes on FCI's facilities, operations, business and equipment are specifically excluded from the foregoing and are not subject to any payment or reimbursement by VOTH.

6. CREDITS FOR INTERRUPTIONS

     VOTH shall receive from FCI credits for continuous interruptions in service of ________________, calculated by dividing the number of minutes of interruption by 43,200 and then multiplying that fraction by ________.
Notwithstanding anything in this Service Agreement to the contrary, FCI's failure to provide or maintain the Service shall be excused by governmental orders, civil commotions, acts of God, and other circumstances beyond FCI's reasonable control, including but not limited to, the failure of any _________
satellite or any of its space segments, or, in the case of any Preemtible space segment, its preemption by the satellite service provider ________________.

7. TERMINATION

     In addition to any rights of termination provided in this Service
Agreement, in the event either party materially breaches this Service Agreement and fails to cure such breach within thirty (30) days after receipt of written notice thereof (except that if VOTH fails to pay amounts due hereunder, such cure period shall be reduced to fifteen (15) business days) the other party may immediately terminate this Service Agreement by giving the breaching party written notice thereof after the applicable cure period has expired. In the event of termination by FCI due to a breach of this Service Agreement by VOTH,
FCI in its sole discretion, and as its sole and exclusive remedy, all other remedies being hereby waived, may either elect to (i) pursue any rights and remedies it may have at law, in equity or otherwise or (ii) recover from

                                       3

VOTH an amount equal to the net present value (as of the date of such termination) of the remaining unpaid service charges, computed as if this
Service Agreement remained in effect until the Projected Termination Date, utilizing a discount rate of 5% per annum (Termination Value). Notwithstanding any other provision of this Service Agreement, this Service Agreement may be terminated by either party (the "Affected Party"), in its discretion, without liability or cost, at any time after any of the following occurrences, with respect to the other party (the "Other Party"):

          (i) the filing of a petition in bankruptcy, or for reorganization by or against the Other Party under any bankruptcy act; the assignment by the
     Other Party for the benefit of its creditors, or the appointment of a receiver, trustee, liquidator or custodian for all or a substantial part of the Other Party's property, and the order of appointment is not vacated within thirty (30) days; or the assignment or encumbrance by the Other
     Party of this Service Agreement contrary to the terms hereof, or

          (ii) if FCI discontinues operation of the Service for a continuous fourteen day period, or VOTH discontinues operation and distribution of the
     VOTH service, in either which case neither party shall have any further liability to the other not withstanding any existing provisions for nonpayment.

8. GENERAL PROVISIONS

     INDEMNITY. VOTH acknowledges and agrees that it is solely responsibile for the content of VOTH's or VOTH's contractors, subcontractors or customers
(collectively "Customer") transmissions using any Service. VOTH shall indemnify, protect and defend FCI and its officers, directors, shareholders, employees and agents (collectively, the "Indemnified Parties") and release and hold the
Indemnified Parties harmless from and against (i) any and all claims, damages, demands, penalties, obligations, suits, actions, causes of action, judgments, losses and liabilities of every kind and nature whatsoever, whether known or unknown, and whether foreseeable or unforeseeable, that at any time may be incurred or suffered by the Indemnified Parties, or that at any time may be commenced or obtained against the Imdenified Parties, by reason of, arising out of or in any way related to the performance or non-performance by VOTH or any officer, director, employee or agent of VOTH of the terms and conditions of this
Service Agreement, the programming or content submitted by VOTH or VOTH's contractors, subcontractors or customers, transmissions on behalf of VOTH, or the use of FCI's facility and (ii) any and all costs or expenses, including without limitation, reasonable attorneys' fees and court costs, that the
Indemnified Parties at any time may pay or incur in connection with or arising out of any of the foregoing.

     LIABILITY. The liability of FCI arising out the furnishing of the Service, including, but not limited to mistakes, omissions, interruptions, delays, errors or other defects or representations or arising out of the failure to furnish the service, and whether caused by acts of commission or omission, shall be limited solely to the allowances for interruptions set forth in Section 6 of this
Service Agreement. Such allowances for interruption shall be the form, intent, and purpose of its surviving provisions.

                                       4

     SEVERABILITY. If any provision of this Service Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Service Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Service Agreement shall be valid and enforceable to the fullest extent permitted by law.

     NO AGENCY, REPRESENTATIVE OR JOINT VENTURE. VOTH and FCI are independent contractors engaged in the operation of their own respective businesses. Neither the making of this Service Agreement nor the performance of any part or provision thereof shall (i) be construed to constitute or represent that VOTH is or shall be considered to be the employee, agent, master or servant of FCI for any purpose, or that FCI is or shall be considered to be the employee, agent, master or servant of VOTH for any purpose (ii) be construed to constitute or represent that VOTH has any authority to enter into any contract, representation, understanding, act or deed, assume any obligation or make any warranties or representations on behalf of FCI or represent that FCI has any authority to enter into any contract, representation, understanding, act or deed, assume any obligation or make any warranties or representations on behalf of VOTH or (iii) be deemed to establish or create a joint venture, partnership or fiduciary relationship between VOTH and FCI.

     ENFORCEMENT. The failure of either party thereto to enforce or insist upon compliance with any of the provisions of this Service Agreement or the waiver thereof in any insurance shall not be construed by the other party as a general waiver or relinquishment of any other provision of this Service Agreement, but the small shall, nonetheless be and remain in full force and effect.

     ASSIGNMENTS. Neither party shall, without the prior written consent of the other party, which will not be unreasonably withheld, assign its interest in or the rights to or obligation under this Service Agreement to a third party.

     AMENDMENTS. This Service Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part, except by an instrument in writing duly executed by the parties hereto, or their respective successors or permitted assigns.

     ENTIRE AGREEMENT. This Service Agreement and any exhibits constitutes the entire Service Agreement between the parties as to the subject matter hereof and supersedes and merges all prior oral or written Service Agreements between the parties hereto.

     GOVERNING LAW. This Service Agreement shall be construed and governed by the laws of the State of Texas without regard to the choice of law rules thereof. The parties hereto acknowledge and agree that the rule of construction to the effect that any ambiguities

                                       5

are resolved against the drafting party shall not be employed in the interpretation of this Service Agreement; and the terms and provisions of this
Service Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Service Agreement.

     ATTORNEY'S FEES. If any suit, appeal, or other action is commenced by a party to establish, maintain, or enforce any right or remedy arising from this
Service Agreement, the losing party shall pay all reasonable attorney's fees and litigation or appeal expenses incurred therein by the prevailing party, to the extent awarded by the court or other decision maker.

     EXECUTION AND DELIVERY. This Service Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same
Service Agreement. Signatures to this Service Agreement may be transmitted by electronic means, and such signatures shall be treated as original signatures for all purposes.

     IN NO EVENT SHALL FCI OR VOTH BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR
ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO
LOSS OF PROFITS OR INCOME OR POTENTIAL BUSINESS OPPORTUNITIES, REGARDLESS OF THE
NATURE OF THE CLAIM OR THE ACTION, ARISING FROM VOTH'S USE OF THE SERVICE,
WHETHER OR NOT SUCH OTHER PARTY SHALL HAVE HAD ANY KNOWLEDGE, ACTUAL OR
CONSTRUCTIVE, THAT SUCH DAMAGES MIGHT BE INCURRED.

     IN WITNESS WHEREOF, the parties hereto have executed this Service Agreement as of the day and year written below and the persons signing warrant that they are duly authorized to sign for and on behalf of the respective parties.

VOTH NETWORK INC.                       HISPANIC TELEVISION NETWORK, INC.
                                        D/B/A FIRESTONE COMMUNICATIONS, INC.

/s/ David M. Cornell II                 /s/ Michael G. Fletcher
----------------------------------      ----------------------------------------
                                        Michael G. Fletcher, President

Date    4-17-03                         Date     4-17-03
    ---------------------                   --------------------------

                                       6